Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 30, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------

     LOS ANGELES, April 30, 2012 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2012, with net income available to common stockholders of $67.5 million, or $1.06 per share, compared to $1.0 million, or $0.01 per share, in the first quarter of 2011. Revenues from continuing operations for the first quarter totaled $99.4 million, up from $83.8 million in the prior year's first quarter. Funds from operations (FFO) for the period totaled $33.0 million, or $0.49 per share, compared to $30.1 million, or $0.55 per share, in the year-earlier period. Net income available to common stockholders and FFO for the first quarter of 2012 included a one-time, non-cash charge of approximately $4.9 million, or $0.07 per share, in conjunction with the redemption of all of the company's Series E and Series F Cumulative Redeemable Preferred Stock and an additional charge of $0.5 million, or less than $0.01 per share, representing the acceleration of the preferred stock dividend payment accruing from April 1, 2012 to the April 16, 2012 redemption date and related redemption costs.
Net income and FFO for the first quarter ended March 31, 2012 also included $0.02 per share of acquisition related expenses as compared to less than $0.01 per share of acquisition related expenses in the year-earlier period. Net income for the first quarter of 2012 included approximately $72.8 million of net gains from property dispositions. All per share amounts in this report are presented on a diluted basis.
As previously reported, in January 2012, KRC completed the sale of two office properties for gross proceeds totaling approximately $146.1 million. Located in the I-15 Corridor and Sorrento Mesa submarkets of San Diego, the two properties totaled approximately 254,000 square feet and sold for an aggregate $576 per square foot. The company recognized a net gain of approximately $72.8 million associated with the sale.
In February, KRC completed the acquisition of Menlo Corporate Center, a seven-building, 374,000 square-foot office campus located in the heart of Northern California's Silicon Valley. The company paid approximately $162.5 million for the property that is currently 80% occupied and 83% leased.
At March 31, 2012, the company's stabilized portfolio, including Menlo Corporate Center, totaled approximately 15.2 million square feet and was 91.6% occupied.
In February, KRC completed a public offering of 9,487,500 shares of its common stock at a price of $42.00 per share, generating net proceeds of approximately $382.1 million. The company used the net proceeds to pay down its revolving credit facility and fund its ongoing acquisition program.
In March, the Company issued $100 million of its 6.875% Series G Cumulative Redeemable Preferred Stock. Proceeds from the offering, along with cash on hand, were used to redeem $126.5 million plus accrued dividends of the Series E and Series F Cumulative Redeemable Preferred Stock on April 16, 2012.
Also in March, the Company closed a $150 million unsecured term loan facility that bears interest at LIBOR plus 1.75% and matures on March 29, 2016. The Company may extend the maturity date by one year at its option. Proceeds from the offering were used to pay off the company's 3.25% Exchangeable Senior Notes due April 15, 2012.
"As our first quarter activity demonstrates, we remain focused on building long-term value, extending the geographic footprint of the KRC commercial real estate franchise and maintaining a strong balance sheet” said John Kilroy, Jr., the company's president and chief executive officer. “Our purchase of Menlo Corporate Center, a high quality, well-located property in one of Silicon Valley's most desirable and supply-constrained submarkets, represents a great value-add opportunity for us in the near term and an important next step in our strategic expansion into high quality Northern California markets.”
KRC management will discuss updated earnings guidance for fiscal 2012 during the company's May 1, 2012 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8018, reservation #70044841. A replay of the conference call will be available via phone through May 8, 2012 at (888) 286-8010, reservation #71505232, or via the Internet at the company's website.
    Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At March 31, 2012, the company owned 11.8 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space. More information is available at http://www.kilroyrealty.com.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Revenues from continuing operations	$99,410	$83,773

Revenues including discontinued operations	$100,413	$88,125

Net income available to common stockholders(1)	$67,540	$1,034

Weighted average common shares outstanding - basic	63,649	52,302
Weighted average common shares outstanding - diluted	63,649	52,302

Net income available to common stockholders per share - basic (1)	$1.06	$0.01
Net income available to common stockholders per share - diluted (1)	$1.06	$0.01

Funds From Operations (1), (2), (3)	$32,990	$30,127

Weighted average common shares/units outstanding - basic (4)	66,371	54,902
Weighted average common shares/units outstanding - diluted (4)	67,156	55,173

Funds From Operations per common share/unit - basic (1), (4)	$0.50	$0.55
Funds From Operations per common share/unit - diluted (1), (4)	$0.49	$0.55

Common shares outstanding at end of period:	68,350	52,419
Common partnership units outstanding at end of period	1,718	1,723
Total common shares and units outstanding at end of period	70,068	54,142

	March 31, 2012	March 31, 2011
Stabilized portfolio occupancy rates:
Office	90.0%	89.0%
Industrial	97.0%	95.9%
Weighted average total	91.6%	90.8%

Los Angeles and Ventura Counties	87.0%	91.3%
San Diego County	91.7%	87.8%
Orange County	96.5%	95.4%
San Francisco Bay Area	89.2%	87.0%
Greater Seattle	90.3%	100.0%
Weighted average total	91.6%	90.8%

Total square feet of stabilized properties owned at end of period:
Office	11,798	10,486
Industrial	3,413	3,605
Total	15,211	14,091

(1)
Net Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $72.8 million for the three months ended March 31, 2012. In addition, Net Income Available to Common Stockholders and Funds from Operations for the three months ended March 31, 2012 include a non-cash charge of $4.9 million related to the original issuance cost of the Series E and F Preferred Stock called for redemption on March 16, 2012.

(2)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2012	December 31, 2011
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$576,433	$537,574
Buildings and improvements	2,970,967	2,830,310
Undeveloped land and construction in progress	446,237	430,806
Total real estate held for investment	3,993,637	3,798,690
Accumulated depreciation and amortization	(770,688)	(742,503)
Total real estate held for investment, net	3,222,949	3,056,187

Real estate assets and other assets held for sale, net	—	84,156
Cash and cash equivalents	374,368	4,777
Restricted cash	43,140	358
Marketable securities	6,459	5,691
Current receivables, net	6,990	8,395
Deferred rent receivables, net	106,309	101,142
Deferred leasing costs and acquisition-related intangible assets, net	158,132	155,522
Deferred financing costs, net	19,060	18,368
Prepaid expenses and other assets, net	21,934	12,199
TOTAL ASSETS	$3,959,341	$3,446,795

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt, net	$350,219	$351,825
Exchangeable senior notes, net	308,689	306,892
Unsecured debt, net	1,130,651	980,569
Unsecured line of credit	—	182,000
Accounts payable, accrued expenses and other liabilities	92,574	81,713
Accrued distributions	26,622	22,692
Deferred revenue and acquisition-related intangible liabilities, net	90,206	79,781
Rents received in advance and tenant security deposits	30,392	26,917
Liabilities and deferred revenue of real estate assets held for sale	—	13,286
7.80% Series E and 7.50% Series F Cumulative Redeemable Preferred stock, called for redemption	126,500	—
Total liabilities	2,155,853	2,045,675

NONCONTROLLING INTEREST:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	—
Common stock	683	588
Additional paid-in capital	1,827,676	1,448,997
Distributions in excess of earnings	(234,199)	(277,450)
Total stockholders' equity	1,690,315	1,293,717
Noncontrolling Interest
Common units of the Operating Partnership	39,535	33,765
Total equity	1,729,850	1,327,482
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$3,959,341	$3,446,795

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
REVENUES:
Rental income	$90,219	$76,997
Tenant reimbursements	8,304	6,022
Other property income	887	754
Total revenues	99,410	83,773

EXPENSES:
Property expenses	17,535	17,509
Real estate taxes	8,389	7,890
Provision for bad debts	2	26
Ground leases	802	339
General and administrative expenses	8,767	6,560
Acquisition-related expenses	1,528	472
Depreciation and amortization	36,746	28,441
Total expenses	73,769	61,237

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	484	184
Interest expense	(21,163)	(20,876)
Total other (expenses) income	(20,679)	(20,692)

INCOME FROM CONTINUING OPERATIONS	4,962	1,844

DISCONTINUED OPERATIONS:
Income from discontinued operations	900	3,023
Net gain on dispositions of discontinued operations	72,809	—
Total income from discontinued operations	73,709	3,023

NET INCOME	78,671	4,867

Net income attributable to noncontrolling common units of the Operating Partnership	(1,795)	(34)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	76,876	4,833

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)
Preferred dividends	(3,021)	(2,402)
Original issuance costs of preferred stock called for redemption	(4,918)	—
Total preferred distributions and dividends	(9,336)	(3,799)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$67,540	$1,034

Weighted average common shares outstanding - basic	63,649	52,302
Weighted average common shares outstanding - diluted	63,649	52,302

Net income available to common stockholders per share - basic	$1.06	$0.01
Net income available to common stockholders per share - diluted	$1.06	$0.01

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Net income available to common stockholders	$67,540	$1,034
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,795	34
Depreciation and amortization of real estate assets	36,464	29,059
Net gain on dispositions of discontinued operations	(72,809)	—
Funds From Operations (1)	$32,990	$30,127

Weighted average common shares/units outstanding - basic	66,371	54,902
Weighted average common shares/units outstanding - diluted	67,156	55,173

Funds From Operations per common share/unit - basic (2)	$0.50	$0.55
Funds From Operations per common share/unit - diluted (2)	$0.49	$0.55

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.